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                                                                    exhibit a(6)

                               SALOMON FUNDS TRUST

                              Amended and Restated
                    Establishment and Designation of Classes

         The undersigned, being a majority of the Trustees of Salomon Funds Trust, a Massachusetts business trust (formerly, CitiFunds Tax Free Income Trust) (the "Trust"), acting pursuant to Section 6.9 of the Trust's Declaration of Trust dated May 27, 1986, as amended (the "Declaration"), and that certain Multiple Class Plan of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Classes as provided herein in order to: make certain technical changes. No other changes to the existing Classes of Shares (as defined in the Declaration) of any series or their special and relative rights are intended by this amendment and restatement. Each series of the Trust is referred to as a "Fund," and all of the series collectively are referred as the "Funds."

         1. The Shares of each Fund are divided into the following Classes:

                  Class A Shares;
                  Class B Shares;
                  Class C Shares; and
                  Class O Shares.

         The Shares of each Fund established after the date hereof are divided into the following Classes:

                  Class A Shares;
                  Class B Shares;
                  Class C Shares; and
                  Class O Shares.

         2. Each Class of Shares of the Funds shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

         3. The number of Shares of each Class of the Funds designated hereby shall be unlimited.

         4. The purchase price of each Class of Shares of the Funds, the method of determination of the net asset value of each Class of Shares, the price, terms and manner of redemption of each Class of Shares, any conversion or exchange feature or privilege of any Class of Shares, and the relative dividend rights of the holders of each Class of Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Funds, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and other offering documents filed with the Securities and Exchange Commission.

         5. Each Class of Shares of the Funds shall bear the expenses of payments under any distribution, service, and shareholder servicing agreements entered into by or on behalf of the Funds with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, as amended, or any rule or order issued thereunder and applicable to the Trust or the Funds (the "1940 Act").

         6. As to any matter on which shareholders are entitled to vote, all Classes of Shares of each Fund shall vote together as a single class; provided however, that (a) as to any matter with respect to




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which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of the Classes in the matter are not materially different, then the Shares of those Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the affected Class shall be entitled to vote.

         7. The designation of each Class of Shares of the Funds hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of the Funds.

         8. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby without any action or consent of the Shareholders.

         9. At any time that there are no Shares outstanding of a particular Class of the Funds previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Class.

         10. This Establishment and Designation of Classes supersedes any and all Establishments and Designations of Classes heretofore adopted by the Board of Trustees of the Trust, and shall become effective as of November 9, 2004.


                            [Signature page follows]






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                                      -3-


         IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Establishment and Designation of Classes (which may be on one or more separate counterparts) as of the 9th day of November, 2004.


/s/  Elliott J. Berv                                    /s/  Mark T. Finn
--------------------------------------------            ----------------------------------
Elliott J. Berv, as Trustee                             Mark T. Finn, as Trustee
and not individually                                    and not individually

/s/ R. Jay Gerken                                       /s/ Stephen Randolph Gross
--------------------------------------------            ----------------------------------
R. Jay Gerken, as Trustee                               Stephen Randolph Gross, as Trustee
and not individually                                    and not individually

/s/  Diana R. Harrington                                /s/  Susan B. Kerley
------------------------------------                    ----------------------------------
Diana R. Harrington, as Trustee                         Susan B. Kerley, as Trustee
and not individually                                    and not individually
